UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2020
Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8403 Colesville Road
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01. REGULATION FD DISCLOSURE.
Postponement of 2020 Olympic Games
On March 24, 2020, Discovery, Inc. (the “Company”) issued a press release regarding the postponement of the 2020 Olympic Games. A copy of the press release is attached hereto as Exhibit 99.1.
On its February 27, 2020 investor call, the Company stated that it expected to incur an Olympics-driven AOIBDA loss in the range of $175 million to $200 million in the third quarter of fiscal 2020. The Company expects that the postponement of the Olympic Games will shift Olympic-related revenues and expenses from fiscal 2020 to fiscal 2021.
2020 Outlook
The Company provided its fiscal 2020 outlook on February 27, 2020. Since that time, the COVID-19 global pandemic has caused unprecedented economic uncertainty. As a result of the unknown impact of COVID-19 on the Company’s financial results and the uncertainty related to its duration, as well as the impact of the postponement of the 2020 Olympic Games, the Company is withdrawing its fiscal 2020 outlook. The Company is not providing an updated fiscal 2020 outlook at this time.
As a result of the global pandemic, television viewing audiences around the globe have increased dramatically. As such, the Company has experienced an increase in ratings and delivery across many television viewing markets as many people are self-isolating at home. This is helping to offset attributed weakness from economic conditions, and the Company is evaluating the impact of improved ratings and delivery on its performance.
The Company also continues to pursue a number of cost savings initiatives that it hopes will offset a portion of the revenue losses due to the impact of COVID-19, including those from production shutdowns and delays.
Liquidity
As previously disclosed, the Company has access to a committed $2.5 billion revolving credit facility. As of December 31, 2019, the Company had no outstanding borrowings under the revolving credit facility or commercial paper outstanding, and had $1.55 billion of cash on its balance sheet. On March 12, 2020, the Company drew down $500 million under the credit facility to increase its cash position and maximize flexibility in light of the current uncertainty surrounding the impact of COVID-19. The Company has upcoming corporate debt maturities in June 2020 of $600 million and in June 2021 of $640 million.
CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
Certain statements in this Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 27, 2020 as well as the impacts of the COVID-19 pandemic, as noted in this Form 8-K
Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this Form 8-K include, without limitation, statements regarding the impact of COVID-19 on viewership, revenues and operations. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01.    Financial Statements and Exhibits

99.1	Press Release Dated March 24, 2020
101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery, Inc.

Date: March 24, 2020	By:	/s/ Gunnar Wiedenfels
Gunnar Wiedenfels
Chief Financial Officer